UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2007

Berliner Communications, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-28579 (Commission File Number)	2233445 (IRS Employer Identification No.)
20 Bushes Lane Elmwood Park, New Jersey (Address of Principal Executive Offices)	07407 (Zip Code)

Registrant's telephone number, including area code: (201)791-3200

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement

Changes to Director Compensation Policy

On September 27, 2007, Berliner Communications, Inc. (the “Company”) established the following policy regarding compensation of the members of the Company’s Board of Directors (the “Board”):

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Each non-employee director will receive an annual stipend of $7,500. For current directors, this will be paid in October of each year. For new directors, this will be paid upon election and on each anniversary date of their election to the Board;

•	Beginning with the September 27, 2007 Board meeting, each non-employee director will receive $2,000 for each Board meeting attended in person and $1,000 for each meeting attended by telephone;

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Beginning with the September 25, 2007 Audit Committee meeting, each non-employee member of the Audit Committee and Compensation Committee will receive $1,500 for each meeting attended in person or by telephone;

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Each non-employee director will be eligible for an annual stock option (or other equity) award, with the next such grant being made in October 2008. This award is subject to the director attending (in person or by telephone) no less than seventy-five percent (75%) of all Board and Committee meetings, as applicable, during the fiscal year preceding such award; and

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Meeting fees will be paid for regularly scheduled meetings only. The Company’s director compensation policy is designed to take into account the need for occasional special meetings or informational telephone calls. No additional compensation will be paid for such occurrences.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)  Changes to Employment Agreements with Named Executive Officers.

On September 27, 2007, the Board agreed to and approved amendments to the employment agreement of Rich B. Berliner, the Company’s Chief Executive Officer and President, and Michael S. Guerriero, the Company’s Chief Operating Officer. The following summaries are subject to the terms and conditions of final written agreements to be agreed upon by the Company and the named executive officers.

The following is a summary of the material terms of the Rich B. Berliner employment agreement amendment:

•	The term of the agreement was extended to expire on June 30, 2009;

•	Annual base salary for fiscal 2008 was set at $360,000;

•	Mr. Berliner is entitled to earn a bonus for the fiscal year ended June 30, 2008 based on the earnings before interest, taxes, depreciation and amortization (“EBITDA”) of the Company as follows:

o	If EBITDA is less than $3.5 million for the fiscal year ended June 30, 2007, Mr. Berliner receives no bonus;

o	If EBITDA is between $3.5 million and $4.5 million for the fiscal year ended June 30, 2007, Mr. Berliner receives a bonus amount equal to three percent (3%) of the Company’s EBITDA; and

o	If EBITDA is more than $4.5 million for the fiscal year ended June 30, 2007, Mr. Berliner receives a bonus amount equal to four percent (4%) of the Company’s EBITDA; and

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The period for which Mr. Berliner will receive severance payments in certain situations, such as termination “without cause”, (to be defined in the employment agreement) was extended from six months to the greater of twelve months or the remaining term of the employment agreement.

In addition to these amendments, the Board of Directors also awarded Mr. Berliner a bonus of $200,000 for the fiscal year ended June 30, 2007. This bonus is expected to be paid in late calendar 2007 or early 2008.

The following is a summary of the material terms of the Michael S. Guerriero employment agreement amendment:

•	The term of the agreement was extended to expire on June 30, 2009;

•	Annual base salary for fiscal 2008 was set at $225,000; and

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The period for which Mr. Guerriero will receive severance payments in certain situations, such as termination “without cause”, (to be defined in the employment agreement) was extended from five months to six months.

In addition to these amendments, the Board of Directors also awarded Mr. Guerriero a bonus of $100,000 for the fiscal year ended June 30, 2007. This bonus is expected to be paid in late calendar 2007 or early 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERLINER COMMUNICATIONS, INC.

Date: October 3, 2007	By:	/s/ Rich B. Berliner
Rich B. Berliner Chief Executive Officer and President